Exhibit 10.23
Service Level Agreement
This Service Level Agreement (this “Agreement”) is made this 30th day of June 2008, by and between Globe University, Inc. and Minnesota School of Business, Inc., Minnesota corporations (collectively “GU/MSB”), and Broadview Institute, Inc., a Minnesota corporation (“Purchaser”).
RECITALS
A.	GU/MSB is currently performing certain administrative and support functions (“Services”) for Purchaser and desires to continue performing these Services under the terms of this Agreement.

B.	Purchaser is currently receiving the benefits of the Services being performed by GU/MSB on its behalf and desires to continue to receive them under the terms of this Agreement.

C.	GU/MSB and Purchaser desire to enter into this Service Level Agreement to confirm the terms and conditions pursuant to which GU/MSB will provide (or cause to be provided) to Purchaser, and Purchaser will receive, such Services.
AGREEMENT
In consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party, the parties agree as follows:
1.	Services to be performed.
a.	Identification of Services. Subject to the terms and conditions of this Agreement and the attached Schedules, from and after the Effective Date, GU/MSB hereby agrees to provide to Purchaser the Services defined herein and Purchaser agrees to pay to GU/MSB the fees and other amounts required to be paid by Purchaser pursuant to this Agreement.

b.	Service Standards. Subject to Section 1(c) below and the other terms hereof, each Service provided hereunder shall be performed in a manner substantially similar to the manner in which, and at a level of proficiency, skill, priority and care no less than that which, such Service is provided to the GU/MSB businesses. In addition, each Service shall be performed in compliance with the law and in a professional and competent manner.
Service Level Agreement

c.	Changes in Manner of Providing Services. GU/MSB shall have the right to change the manner in which it provides Services (including upgrading or changing technology, software, information systems or other property used by it in connection with this Agreement). GU/MSB shall give Purchaser prior notice of any material change as soon as practical under the circumstances. If Purchaser determines the changes to be unacceptable or causes material additional costs, the Purchaser can terminate this Agreement upon 30 days written notice.

d.	No Representations or Warranties. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, GU/MSB MAKES NO REPRESENTATIONS OR WARRANTIES WITH RESPECT TO THE SERVICES AND HEREBY DISCLAIMS ALL WARRANTIES EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTIES OF NON-INFRINGEMENT, FITNESS, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

e.	Changes to Purchaser’s Business. If Purchaser’s business changes during the year such that the fee structure set in place under this Agreement is no longer representative of the level of Services being provided by GU/MSB, either party can give the other party notice. Within 30 days of notice being given, GU/MSB must provide Purchaser a new Schedule of Services and a Schedule of Related Fees. The new Schedule of Services and Schedule of Related Fees will become effective the first day of the following month.
2.	Term of Agreement
a.	Effective Date. The Effective Date of this Agreement will be July 1, 2008.

b.	Length of Agreement. GU/MSB shall provide, or cause to be provided, the Services to Purchaser beginning on the Effective Date hereof and continuing for a period of one (1) year.

c.	Extension Periods. The terms of this Agreement shall automatically renew for one year periods unless either party provides 30 days written notice to the other party.

d.	Termination Provisions.
i.	Early Termination. Either party may terminate this Agreement prior to the end of its scheduled term or extensions thereof, by providing the other party 30 days written notice. All outstanding fees and expenses are due at the conclusion of the 30 day notice period.
Service Level Agreement

ii.	For Breach. Either party may terminate this Agreement upon written notice to the other party, if the other party has failed to perform any of the material obligations under this Agreement and such failure has either continued or not been remedied within 30 days of the receipt of the written notice. Either party may terminate this Agreement immediately for a breach of legal compliance or fraud. All outstanding fees and expenses remain the obligations of the respective parties.
3.	Compensation
a.	Fees. Purchaser will pay to GU/MSB the fees and other amounts set forth in the Schedules hereto, as consideration for the Services provided.

b.	Reimbursable Expenses. Purchaser shall reimburse GU/MSB for actual documented out-of-pocket expenses incurred by GU/MSB in providing the Services hereunder. Reimbursable Expenses will exclude costs included in the Fee amount, such as subcontractor fees and general overhead.

c.	Billing and Payment. Purchaser shall pay GU/MSB on the last day of the month for that month of Services. All reimbursed expenses shall be paid within 30 days of invoice by GU/MSB. Interest shall accrue on overdue payments at the rate of one (1) percent per month, compounded monthly, or the highest rate permitted by law, whichever is lower.
4.	Confidentiality
a.	Confidentiality and Non-Use. Each party shall, during the term of this Agreement and thereafter, keep confidential and not disclose any Confidential Information of the other party to any Person other than a third party that needs to know such Confidential Information in order to perform obligations under this Agreement. In addition, each party shall not use any Confidential Information of the other party for any purpose other than to the extent necessary to perform obligations under this Agreement. GU/MSB agrees not to trade in the securities of Purchaser or provide information to others to trade in the securities of Purchaser, when it is in possession of material, nonpublic information.

b.	Return of Information. Within 10 days after termination of this Agreement, each party shall return all Confidential Information of the other party back to the other party and delete all electronic copies of Confidential Information. In addition, each party shall confirm in writing that it has returned or deleted all Confidential Information.
Service Level Agreement

c.	Confidential Information Defined. Confidential Information of a party means all confidential, propriety or non-public information regarding such party, except such information that (1) was already known to the other party, through no breach of confidentiality, prior to disclosure by the first party, (2) hereafter becomes known to the other party through no breach of confidentiality and without being subject to a confidentiality obligation, or (3) must be disclosed (after giving notice to the other party) to any governmental agency or authority under applicable legal requirement.
5.	Certain Liability Limitations.
a.	No Indirect Damages. FOR PURPOSES OF THIS AGREEMENT, “LOSS” SHALL MEAN ANY LOSS, LIABILITY, CLAIM, DAMAGE, ACTION, FINE, PENALTY, COST OR EXPENSE (INCLUDING RESAONABLE LEGAL FEES AND EXPENSES). NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR LOST PROFIT, LOST REVENUE OR ANY OTHER FORM OF INDIRECT, INCIDENTAL, SPECIAL CONSEQUENTAIL OR PUNITIVE LOSSES (COLLECTIVELY, “INDIRECT LOSSES”) (EXCEPT TO THE EXTENT A THIRD-PARTY CLAIM (AS DEFINED IN SECTION 6 BELOW) AGAINST A PARTY WHICH IS SUBJECT TO INDEMNIFICATION BY THE OTHER PARTY PURSUANT TO SECTION 6 INCLUDES INDIRECT LOSSES OF THE APPLICABLE THIRD PARTY), EVEN IF SUCH PARTY HAS BEEN INFORMED OF THE POSSIBILITY OF SUCH INDIRECT LOSSES.

b.	Other Limits on Liability. Neither party shall have any liability for any Loss that the other party may incur as a result of the Services provided by GU/MSB or not provided by GU/MSB except to the extent that such Loss is caused by the negligence or willful misconduct of the party (including its employees and agents) causing the Loss. Further, GU/MSB’s aggregate liability under this Agreement (excluding Losses incurred for breach of confidentiality or under the Indemnification provision) is limited to the amount of fees actually paid by Purchaser to GU/MSB under this Agreement.
6.	Indemnification.
a.	Indemnification by Purchaser. Subject to the limitations set forth in Section 5, Purchaser shall defend, indemnify and hold harmless GU/MSB (including its employees and agents) from and against any Loss suffered or incurred by any such indemnified party arising from (1) any breach of this Agreement by Purchaser or (2) any third party claim to the extent such Loss arises from or is related to this Agreement, except to the extent such Loss referred to in this clause was caused by the negligence or willful misconduct of GU/MSB.
Service Level Agreement

b.	Indemnification by GU/MSB. Subject to the limitations set forth in Section 5, GU/MSB shall indemnify, defend and hold harmless Purchaser (including its employees and agents) from and against any Loss suffered or incurred by any such indemnified party arising from a third-party claim to the extent such Loss arises from or is related to this Agreement and was caused by the negligence or willful misconduct of GU/MSB, except to the extent the Loss was caused by a breach of the Agreement by Purchaser.
7.	Other Items.
a.	Specific Performance. The parties agree that irreparable damage may occur in the event that either party breaches this Agreement. It is agreed that each of the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in addition to any other remedy to which such party is entitled.

b.	Impracticability and Force Majeure. GU/MSB shall not be required to provide, or cause to provide, any Services to the extent the performance of such Services becomes impracticable as a result of a cause or causes outside the reasonable control of GU/MSB, or to the extent the provision of such Services would require GU/MSB to violate any applicable laws. GU/MSB shall not have any obligation to perform any Services under this Agreement if its failure to perform is caused by or results from any act of God, governmental action, natural disaster, strike or any other cause or circumstance beyond the reasonable control of GU/MSB (an “Event of Force Majeure”). GU/MSB will notify Purchaser of any Event of Force Majeure and will use its commercially reasonable efforts to restore such Services. Purchaser is not required to pay for Services it does not receive caused by an Event of Force Majeure.

c.	Assignment; Successors and Assigns. This Agreement may be assigned, in whole or in part, by either party to any affiliate of such party, to any lender of such party or to any Person which acquires all or substantially all of the assets of the party, without the prior written consent of the other party, provided that no assignment permitted shall relieve the assigning party of any of its obligations under this Agreement.

d.	Entire Agreement. This Agreement represents the entire agreement between the parties relative to the subject matter hereof. This Agreement supersedes any prior agreements, understandings or representations between the parties, whether oral or written that may have related to the subject matter hereof.
Service Level Agreement

e.	Amendments, Modifications and Waivers. The terms and provisions of this Agreement can only be modified, amended or waived by a written document signed by both parties.
8.	Governing Law; Disputes; Consent to Jurisdiction.
a.	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Minnesota.

b.	Consent to Jurisdiction. Each party irrevocable submits to the exclusive jurisdiction of the state courts of the State of Minnesota and the federal courts sitting in the State of Minnesota for the purposes of any proceeding arising out of this Agreement, and agrees to commence any such proceeding only in such Minnesota state or federal courts.

c.	Severability. It is the parties’ intent that the terms and provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies. Accordingly, in the event that any provision of this Agreement is held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.
Service Level Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives on the day and year first above written.

GLOBE UNIVERISTY, INC. MINNESOTA SCHOOL OF BUSINESS, INC.
By:	/s/ Kenneth J. McCarthy
	Name:	Kenneth J. McCarthy
	Title:	Chief Financial Officer

BROADVIEW INSTITUTE, INC.
By:	/s/ Jeff Myhre
	Name:	Jeff Myhre
	Title:	Chief Operating Officer
Attachments
1.	Schedule of Services

2.	Schedule of Related Fees
Service Level Agreement

Schedule of Services
Information Technology
•	Leadership and Supervision

•	Servers/License Agreements:
•	Windows/Exchange

•	Symantec

•	Numara

•	Citrix

•	Elluminate

•	Skillsoft

•	Compellent
•	Web Servers

•	End User Software
•	Microsoft:
•	Subscriptions:
•	Blackboard

•	CampusVue
Executive Leadership
•	Vision and Direction

•	CFO Leadership

•	COO (day-to-day) Leadership
Finance
•	Maintain Control Environment

•	Financial Close and Reporting

•	SEC Reporting

•	Cash Receipts

•	Cash Disbursements

•	Treasury Functions (Leasing, Financing and Banking)

•	Income Tax Accounting and Reporting
Human Resources
•	Leadership and Supervision

•	Payroll (calculating, disbursing, recording and maintaining Master Files)
Marketing
•	Lead Generation and Processing
Academic
•	Leadership, Policy Setting and Compliance Support
Financial Aid
•	Leadership, Policy Setting and Compliance Support
On-Line Education
•	Creation and Delivery
Service Level Agreement

Schedule of Related Fees

	Services
	Supplied		Annual Fees
	By:		Paid by
	Broadview	Corporate	Broadview

Facilities & Infrastructure

• Buildings	X		$—

• Furniture and Equipment	X

• Information Technology		X	70,347

Departments / Functions

• Executive Leadership	X	X	90,726

• Finance		X	53,713

• Human Resources		X	7,369

• Information Technology	X	X	8,948

• Marketing		X	125,068

• Academic	X	X	38,847

• Financial Aid	X	X	22,950

• On-Line Education		X	191,013

TOTAL PER YEAR			$608,982

TOTAL PER MONTH			$50,749

Service Level Agreement